EXHIBIT 99

Investor Contact:	Mark E. Faford (203) 229-2654 mefaford@archchemicals.com

Press Contact:	Dale N. Walter (203) 229-3033 dnwalter@archchemicals.com

ARCH CHEMICALS REPORTS FIRST QUARTER 2004 RESULTS

Highlights:

•	Record industrial biocides and wood protection sales in the first quarter 2004.
•	Earnings of $0.13 per share exceed expectations.
•	Second quarter earnings per share are expected to be in the $0.90 to $1.00 range.

NORWALK, Conn., April 30, 2004 – ARCH CHEMICALS, INC. (NYSE: ARJ) announced for the first quarter 2004, sales were $278.7 million compared to $224.3 million in 2003. Operating income was $8.5 million in 2004 compared to $8.2 million in 2003. Earnings per share from continuing operations before the cumulative effect of an accounting change were $0.13 for the first quarter 2004 on $3.0 million of income, compared to $0.12 per share on income of $2.6 million a year ago.

For 2003, excluding restructuring, earnings from continuing operations before cumulative effect of accounting change were $0.10 per share on income of $2.1 million and segment operating income was $7.4 million.

“The Company’s solid performance in the first quarter 2004 was driven by record-setting sales of our active antidandruff agent, our biocides for building products and our advanced wood preservatives,” commented Arch Chemicals’ Chairman, President and CEO Michael E. Campbell. “We expect this positive momentum to carry forward into the second quarter and full year. Furthermore, we recently completed the acquisition of Avecia’s Pool & Spa and

Protection & Hygiene businesses, which will strengthen both our swimming pool and spa business and our industrial biocides operations.”

The following compares segment sales and operating income for the first quarters of 2004 and 2003 (including equity in earnings of affiliated companies and excluding restructuring and certain unallocated expenses of the corporate headquarters):

Treatment Products

Treatment Products reported sales of $197.7 million and operating income of $14.7 million compared with sales and operating income of $150.8 million and $13.4 million, respectively, in 2003.

HTH Water Products

HTH water products reported sales of $70.0 million and operating income of $2.7 million for 2004 compared to sales and operating income of $52.6 million and $3.4 million, respectively, in 2003. Sales increased 33 percent due to the acquisition of Aquachlor (approximately $15 million) and favorable foreign currency rates. The operating results were lower as higher sales were offset by higher raw material and manufacturing costs, lower Latin America profitability due to competitive pressure in Brazil and higher benefit-related costs.

Personal Care and Industrial Biocides

Personal care and industrial biocides reported sales of $41.6 million and operating income of $8.6 million compared to sales and operating income of $38.3 million and $7.8 million, respectively, in 2003.

Sales were approximately nine percent higher than 2003 due to significantly higher demand for biocides used in building products to deter the growth of mold and mildew and higher antidandruff volumes. Operating income increased as a result of higher sales and lower manufacturing costs, which were partially offset by higher selling and administration costs to support growth initiatives as well as higher legal expenses in the personal care product line relating to litigation where the Company has asserted claims against a former owner and several former employees of an acquired business.

Wood Protection and Industrial Coatings

Wood protection and industrial coatings reported sales of $86.1 million and operating income of $3.4 million compared to sales and operating income of $59.9 million and $2.2 million, respectively, in 2003.

Sales increased approximately 44 percent over the prior year principally due to favorable product mix as higher volumes of Wolman® E and Tanalith® E (CCA-alternative products), more than offset lower sales of CCA. This improvement in product mix is a result of the transition to a new generation of wood preservatives for the use in the residential market driven by the voluntary withdrawal in the U.S. by the wood treatment manufacturers of their CCA registrations for non-industrial uses as of December 31, 2003. In addition, sales increased due to favorable foreign currency rates and, with regard to industrial coatings, favorable pricing and volumes. Operating income increased $1.2 million over the prior year due to the higher sales and favorable foreign currency, partially offset by higher raw material costs and increased selling and administration expenses principally due to customer conversion costs associated with CCA-alternative preservatives. Also, the first quarter of 2003 benefited from a favorable CCA liability settlement.

Microelectronic Materials

Microelectronic Materials reported sales of $38.4 million and an operating loss of $0.3 million for 2004 compared to sales of $34.9 million and an operating loss of $0.5 million in 2003. Sales were approximately 10 percent higher than 2003, due to higher photoresist volumes across all regions partially offset by lower pricing on older generation products. Operating results improved slightly due to the higher sales and higher income from the Company’s FUJIFILM Arch joint venture, which was mostly offset by the unfavorable effects of foreign exchange and higher benefit and administration costs.

Performance Products

Performance Products reported sales of $42.6 million and an operating loss of $1.8 million compared with sales and an operating loss of $38.6 million and $2.3 million, respectively, in 2003.

Performance urethanes sales increased approximately 11 percent over the prior year due to higher Latin American sales due to increased demand despite political instability in the region. Operating results decreased as higher sales were more than offset by higher raw material and energy costs.

Hydrazine sales increased approximately 10 percent due to higher propellant volumes as a result of increased requirements from government campaigns and higher Ultra PureTM hydrazine sales. Operating income improved primarily as a result of the higher sales and lower costs due to the restructuring actions implemented during 2003.

Other Items

In March, a jury in the U.S. District Court for the District of New Jersey awarded Arch Personal Care Products approximately $7 million in damages after finding, among other things, that the former president and co-owner of Brooks Industries had breached his non-compete obligations to Arch Personal Care Products, following Arch’s acquisition of the assets of Brooks Industries in 2000.

On April 2, the Company completed its previously announced acquisition of Avecia’s Pool & Spa and Protection & Hygiene businesses. The two businesses had combined sales of approximately $137 million in 2003. The total purchase price is approximately $215 million, consisting of $200 million in cash and 669,750 shares of Arch common stock. The purchase price is subject to a post-closing working capital adjustment and a $5 million contingent payment based upon future performance of the acquired businesses. Also, to the extent that any unfunded pension liability in the U.K. pension plan is less than $10 million, the purchase price would be adjusted upwards by the difference between $10 million and the unfunded liability. See the Company’s Form 8-K filing on April 19, 2004 for additional information. The results of the acquired businesses will be reflected in the Company’s consolidated financial statements beginning on April 2, 2004.

2004 Outlook

The Company anticipates earnings from continuing operations in the second quarter 2004 to be in the $0.90 to $1.00 per share range, compared to $0.55 for the prior-year quarter, which includes $0.03 of restructuring expense. For the full-year 2004, sales are expected to increase approximately 20 to 22 percent and earnings from continuing operations are expected to range from $1.10 to $1.25 per share. Capital spending is anticipated to be in the $25 to $30 million range.

Note: All references to earnings per share above reflect diluted earnings per share.

About Arch

Headquartered in Norwalk, CT, Arch Chemicals, Inc. is a global specialty chemicals company with $1 billion in annual sales. Together with its subsidiaries, Arch has 3,300 employees and manufacturing facilities in North America, South America, Europe, Asia and Africa. Arch and

its subsidiaries have leadership positions in three key segments — Treatment Products, Microelectronic Materials and Performance Products — where they serve leading customers with forward-looking solutions to meet their chemical needs. For more information, visit the Company’s Web site at http://www.archchemicals.com.

•	Listen in live to Arch Chemicals’ first quarter 2004 earnings conference call on Friday, April 30, 2004 at 11:00 a.m. (ET) at http://www.archchemicals.com.

•	If members of the public wish to access Arch’s live earnings call in a listen-only mode, dial: (800) 884-5695, access number 81973982, in the United States or (617) 786-2960, access number 81973982, outside the United States.

•	A telephone replay will be available from 1:00 p.m. on Friday, April 30, 2004 until 6:00 p.m. (ET) on Friday, May 7, 2004. The replay number is (888) 286-8010, access number 90078947; from outside the United States, please call (617) 801-6888, access number 90078947.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management’s beliefs, certain assumptions made by management and management’s current expectations, estimates and projections about the markets and economy in which Arch and its various businesses operate. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “opines,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions; lack of economic recovery in 2004 in the U.S.; lack of moderate growth or recession in European economies; increases in interest rates; economic conditions in Asia; worsening economic and political conditions in Venezuela; strengthening of the U.S. dollar against the foreign currencies; customer acceptance of new products; efficacy of new technology; changes in U.S. laws and regulations; increased competitive and/or customer pressure; the Company’s ability to maintain chemical price increases; higher-than-expected raw material costs for certain chemical product lines; increased foreign competition in the calcium hypochlorite markets; lack of continued recovery in the semiconductor industry; unfavorable court, arbitration or jury decisions; the supply/demand balance for the Company’s products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; unsuccessful entry into new markets for electronic chemicals; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer or company plants; reduction in expected government contract orders and/or the failure to renew or extend the U.S. government contract for hydrazine propellants; unfavorable weather conditions for swimming pool use; inability to expand sales in the professional pool dealer market; gains or losses on derivative instruments and the lack of a successful integration of Avecia’s operations.

Arch Chemicals, Inc.

Condensed Consolidated Statements of Income (a)

(In millions, except per share amounts)

	Three Months Ended March 31,
	2004	2003

Sales	$278.7	$224.3
Cost of Goods Sold	204.1	160.3
Selling and Administration	63.8	52.8
Research and Development	6.1	5.7
Equity In (Earnings) of Affiliated Companies	(3.8)	(1.9)
Restructuring (b)	—	(0.8)

Income from Continuing Operations Before Interest, Taxes and Cumulative Effect of Accounting Change	8.5	8.2
Interest Expense, net	3.9	4.1

Income from Continuing Operations Before Taxes and Cumulative Effect of Accounting Change	4.6	4.1
Income Tax Provision	1.6	1.5

Income from Continuing Operations Before Cumulative Effect of Accounting Change	3.0	2.6
Loss from Discontinued Operations, net of tax (c)	—	(0.8)
Cumulative Effect of Accounting Change, net of tax (d)	—	(0.4)

Net Income	$3.0	$1.4

Basic and Diluted Income Per Share:
Continuing Operations Before Cumulative Effect of Accounting Change	$0.13	$0.12
Discontinued Operations (c)	—	(0.04)
Cumulative Effect of Accounting Change (d)	—	(0.02)

Basic and Diluted Income Per Share	$0.13	$0.06

Weighted Average Common Stock Outstanding—Basic	22.6	22.5
Weighted Average Common Stock Outstanding—Diluted	22.9	22.5

Adjusted EBITDA (e)	$18.2	$19.9

(a)	Unaudited.

(b)	Restructuring for 2003 includes severance costs of $1.1 million for additional headcount reductions associated with a revision to the 2002 organizational restructuring program, offset by a reduction of the prior years’ restructuring reserves of $1.9 million.

(c)	Represents the results of operations of the sulfuric acid business and the Hickson organics business, net of tax.

(d)	Reflects the adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

(e)	Represents earnings before interest, taxes, depreciation and amortization, excludes restructuring, cumulative effect of accounting change and unremitted earnings of 50% or less owned affiliates and includes the operating results of the Hickson organics division and the sulfuric acid business. A table reconciling Adjusted EBITDA to the GAAP measure that the Company believes to be most directly comparable, income from continuing operations before cumulative effect of accounting change, is included in an accompanying schedule to this press release.

Arch Chemicals, Inc.

Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	March 31, 2004 (a)	December 31, 2003
Assets:
Cash & Cash Equivalents	$61.2	$64.8
Accounts Receivable, Net (b)	148.3	124.9
Short-Term Investment (b)	30.9	43.3
Inventories, Net	170.1	141.6
Other Current Assets	30.2	27.9

Total Current Assets	440.7	402.5
Investments and Advances—Affiliated Companies at Equity	41.6	38.2
Property, Plant and Equipment, Net	272.8	281.4
Goodwill	137.1	137.3
Other Intangibles	61.1	61.1
Other Assets	58.6	55.9

Total Assets	$1,011.9	$976.4

Liabilities and Shareholders’ Equity:
Short-Term Borrowings	$1.3	$0.7
Accounts Payable	184.5	139.9
Accrued Liabilities	75.8	88.5

Total Current Liabilities	261.6	229.1
Long-Term Debt	218.8	218.5
Other Liabilities	195.2	191.1

Total Liabilities	675.6	638.7

Commitments and Contingencies
Shareholders’ Equity:
Common Stock, Par Value $1 Per Share, Authorized 100.0 Shares:
22.6 Shares Issued and Outstanding (22.5 in 2003)	22.6	22.5
Additional Paid-in Capital	400.1	398.2
Retained Earnings	11.9	13.4
Accumulated Other Comprehensive Loss	(98.3)	(96.4)

Total Shareholders’ Equity	336.3	337.7

Total Liabilities and Shareholders’ Equity	$1,011.9	$976.4

(a)	Unaudited.

(b)	The Company sells certain accounts receivable through an accounts receivable securitization program entered into in March 2002. See Form 10-K for additional information. As a result, accounts receivable have been reduced and the Company’s undivided interest in such receivables has been reflected as a short-term investment. As of March 31, 2004, the Company had sold $35.0 million of participation interest in $69.1 million of accounts receivable. As of December 31, 2003, the Company had not sold any participation interests in accounts receivable.

Arch Chemicals, Inc.

Condensed Consolidated Statements of Cash Flows (a)

(In millions)

Three Months Ended March 31,	2004	2003
Operating Activities:
Net Income	$3.0	$1.4
Adjustments to Reconcile Net Income to Net Cash and Cash Equivalents Provided by Operating Activities:
Loss from Discontinued Operations	—	0.8
Cumulative Effect of Accounting Change	—	0.4
Equity in Earnings of Affiliates	(3.8)	(1.9)
Depreciation and Amortization	13.0	12.8
Deferred Taxes	—	(0.1)
Restructuring	—	(0.8)
Restructuring Payments	(0.5)	(1.7)
Changes in Assets and Liabilities, Net of Purchase and Sale of Businesses:
Accounts Receivable Securitization Program	35.0	12.7
Receivables	(47.6)	(41.5)
Inventories	(30.3)	(9.8)
Other Current Assets	(2.3)	(2.1)
Accounts Payable and Accrued Liabilities	34.2	(8.4)
Noncurrent Liabilities	4.8	3.0
Other Operating Activities	(1.4)	0.2

Net Operating Activities from Continuing Operations	4.1	(35.0)
Change in Net Assets Held for Sale	—	(1.8)

Net Operating Activities	4.1	(36.8)

Investing Activities:
Capital Expenditures	(4.7)	(3.7)
Other Investing Activities	(2.3)	(0.2)

Net Investing Activities	(7.0)	(3.9)

Financing Activities:
Long-Term Debt Repayments	(0.2)	(0.7)
Short-Term Borrowings	0.5	42.5
Dividends Paid	(4.5)	(4.5)
Other Financing Activities	2.0	0.4

Net Financing Activities	(2.2)	37.7

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1.5	0.5

Net Increase (Decrease) in Cash and Cash Equivalents	(3.6)	(2.5)
Cash and Cash Equivalents, Beginning of Year	64.8	12.2

Cash and Cash Equivalents, End of Period	$61.2	$9.7

(a)	Unaudited.

Arch Chemicals, Inc.

Segment Information (a)

(In millions)

	Three Months Ended March 31,
	2004	2003
Sales:
Treatment Products:
– HTH Water Products	$70.0	$52.6
– Personal Care and Industrial Biocides	41.6	38.3
– Wood Protection and Industrial Coatings	86.1	59.9

Total Treatment Products	197.7	150.8
Microelectronic Materials	38.4	34.9
Performance Products:
– Performance Urethanes	33.4	30.2
– Hydrazine	9.2	8.4

Total Performance Products	42.6	38.6

Total Sales	$278.7	$224.3

Operating Income (Loss) (c):
Treatment Products:
– HTH Water Products	$2.7	$3.4
– Personal Care and Industrial Biocides	8.6	7.8
– Wood Protection and Industrial Coatings	3.4	2.2

Total Treatment Products	14.7	13.4
Microelectronic Materials	(0.3)	(0.5)
Performance Products:
– Performance Urethanes	(3.3)	(2.4)
– Hydrazine	1.5	0.1

Total Performance Products	(1.8)	(2.3)

	12.6	10.6

General Corporate Expenses (b)	(4.1)	(3.2)

Total Segment Operating Income before Restructuring	8.5	7.4
Restructuring	—	0.8

Total Operating Income	$8.5	$8.2

(a)	Unaudited.

(b)	Includes certain general expenses of the corporate headquarters that are not allocated to the business segments, including costs associated with the Company's accounts receivable securitization program.

(c)	Includes equity in earnings (losses) of affiliated companies.

Arch Chemicals, Inc.

Reconciliation of GAAP to Non-GAAP Information (Unaudited):

(In millions, except per share amounts)

	Three Months Ended March 31,
	2004	2003

The following table reconciles income and basic and diluted income per share from continuing operations before cumulative effect of accounting change to income and basic and diluted income per share from continuing operations before cumulative effect of accounting change and restructuring:

Income from Continuing Operations Before Cumulative Effect of Accounting Change	$3.0	$2.6
Add (deduct): Restructuring, net of tax	—	(0.5)

Income from Continuing Operations Before Cumulative Effect of Accounting Change and Restructuring	$3.0	$2.1

Basic and Diluted Income Per Share:
Income from Continuing Operations Before Cumulative Effect of Accounting Change	$0.13	$0.12
Add (deduct): Restructuring, net of tax	—	(0.02)

Basic and Diluted Income Per Share from Continuing Operations Before Cumulative Effect of Accounting Change and Restructuring	$0.13	$0.10

Weighted Average Common Stock Outstanding—Basic	22.6	22.5
Weighted Average Common Stock Outstanding—Diluted	22.9	22.5

	Three Months Ended March 31,
	2004	2003
Adjusted EBITDA:
Income from Continuing Operations Before Cumulative
Effect of Accounting Change	$3.0	$2.6
Add (deduct):
Interest Expense, net	3.9	4.1
Income Tax Provision	1.6	1.5
Depreciation and Amortization	13.0	12.8
Dividends from Affiliated Companies	0.5	1.2
Equity In (Earnings) of Affiliated Companies	(3.8)	(1.9)
Restructuring	—	(0.8)
Discontinued Operations EBITDA (a)	—	0.4

Adjusted EBITDA	$18.2	$19.9

(a) Discontinued Operations EBITDA is calculated as follows:

Loss from Discontinued Operations, net of tax	$—	$(0.8)
Add (deduct):
Interest Expense, net	—	0.3
Income Tax Provision	—	0.1
Depreciation	—	0.8

Discontinued Operations EBITDA	$—	$0.4